Exhibit 1.1
Execution Version

BMW VEHICLE LEASE TRUST 2024-1
$1,300,000,000 Asset Backed Notes
BMW AUTO LEASING LLC
(DEPOSITOR)
UNDERWRITING AGREEMENT
February 6, 2024
Barclays Capital Inc.,
as Representative of the several Underwriters
745 Seventh Avenue
New York, New York 10019

Dear Ladies and Gentlemen:
SECTION 1.      Introductory.  BMW Auto Leasing LLC (the “Depositor”) proposes to cause BMW Vehicle Lease Trust 2024-1 (the “Trust”) to issue and sell $195,000,000 principal amount of its 5.508% Class A-1 Notes (the “Class A-1 Notes”), $290,000,000 principal amount of its 5.10% Class A-2a Notes (the “Class A-2a Notes”), $197,500,000 principal amount of its Benchmark + 0.40% Class A-2b Notes (the “Class A-2b Notes”), $487,500,000 principal amount of its 4.98% Class A-3 Notes (the “Class A-3 Notes”) and $130,000,000 principal amount of its 5.00% Class A-4 Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes and the Class A-3 Notes, the “Notes”) to the several underwriters set forth on Schedule I (each, an “Underwriter”), for whom Barclays Capital Inc. is acting as representative (the “Representative”) pursuant to the terms of this underwriting agreement dated February 6, 2024 by and among the Depositor, BMW Financial Services NA, LLC (“BMW Financial Services”) and Barclays Capital Inc., on behalf of itself and as Representative for the several Underwriters (this “Agreement”).  The Notes will be issued pursuant to an Indenture, dated as of the Closing Date (as defined below) (the “Indenture”), between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”).  The assets of the Trust will include, among other things, lease payments generated by a portfolio of retail lease contracts and the proceeds from the sale of the motor vehicles leased under those contracts, and certain monies received thereunder after the close of business on December 31, 2023 (the “Cutoff Date”).
The Depositor was formed pursuant to an amended and restated limited liability company agreement, dated and effective as of February 1, 2016 (the “Depositor LLC Agreement”), among BMW Financial Services, as the primary member, and BMW FS Receivables Corp., a Delaware corporation, as the second member.  BMW Financial Services NA, Inc., the predecessor of BMW Financial Services, was incorporated on April 23, 1984 in the state of Delaware and was converted into a Delaware limited liability company on May 1, 2000 pursuant to a limited liability company agreement (the “BMW FS LLC Agreement”), entered into by BMW of North America, Inc., as sole member.

Simultaneously with the issuance of the Notes, the Depositor will cause the Trust to issue Asset Backed Certificates (the “Certificates” and, together with the Notes, the “Securities”).  The Certificates will be issued pursuant to an amended and restated trust agreement, dated as of the Closing Date (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, a national banking association, as trustee (the “Owner Trustee”).  Each Note will represent an obligation of, and each Certificate will represent an undivided interest in, the Trust.  The Depositor will initially retain the Certificates.  The Certificates will be subordinated to the Notes, to the extent described in the Trust Agreement and the Indenture.  Under an administration agreement, dated as of the Closing Date (the “Trust Administration Agreement”), among BMW Financial Services, as administrator (in such capacity, the “Administrator”), the Trust, the Depositor and the Indenture Trustee, the Administrator will perform the Trust’s administrative obligations under the Trust Agreement and the Indenture.
Financial Services Vehicle Trust (the “Vehicle Trust”) was created to take assignments and conveyances of, and to hold in trust, various leases, vehicles and certain related assets (collectively, the “Trust Assets”).  The Vehicle Trust was created and is governed by an amended and restated trust agreement, dated as of September 27, 1996, as amended as of May 25, 2000 and December 1, 2006 (the “Vehicle Trust Agreement”), between BMW Manufacturing L.P. (the “UTI Beneficiary” or “BMW LP”), an Indiana limited partnership, as grantor and initial beneficiary, and BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), a Delaware banking corporation, as trustee (the “Vehicle Trustee”).
The UTI Beneficiary was formed under the laws of Indiana pursuant to a limited partnership agreement, dated February 12, 1996 (the “Partnership Agreement”), between BMW Facility Partners, Inc., a Delaware corporation (predecessor in interest to BMW Facility Partners, LLC (“BMW Facility Partners”), a Delaware limited liability company), as the sole general partner (the “BMW LP General Partner”), and BMW Financial Services, as the sole limited partner.  BMW Facility Partners was formed pursuant to a limited liability company agreement, dated as of December 22, 1999, entered into by BMW Financial Services as sole member.
Pursuant to a supplement to the Vehicle Trust Agreement, dated as of the Closing Date (the “SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”), among the parties to the Vehicle Trust Agreement, the Vehicle Trustee will be directed by the UTI Beneficiary to establish a special unit of beneficial interest to be known as the “2024-1 SUBI.”  The Vehicle Trustee will allocate a portfolio consisting of the lease agreements (the “2024-1 Leases”) and the related specified vehicles (the “2024-1 Vehicles”) and certain other related assets to the 2024-1 SUBI (collectively, the “SUBI Assets”).  The Trust Assets (including the SUBI Assets) will be serviced by BMW Financial Services (in such capacity, the “Servicer”) pursuant to a servicing agreement, dated as of August 30, 1995 (the “Basic Servicing Agreement”), as supplemented by a 2024-1 SUBI servicing supplement, dated as of the Closing Date (the “SUBI Servicing Supplement” and, together with the Basic Servicing Agreement, the “Servicing Agreement”), in each case among the Vehicle Trust, the UTI Beneficiary and Servicer.
In connection with the creation of the 2024-1 SUBI, the Vehicle Trust will issue to the UTI Beneficiary a certificate (the “SUBI Certificate”) representing the entire beneficial interest in the 2024-1 SUBI.  Pursuant to a SUBI certificate transfer agreement, dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”), between the Depositor and the UTI Beneficiary, the UTI Beneficiary will sell the SUBI Certificate to the Depositor.  Pursuant to a SUBI certificate transfer agreement, dated as of the Closing Date (the “Trust SUBI Certificate Transfer Agreement”), between the Depositor and the Trust, the Depositor will sell the SUBI Certificate to the Trust.
The Trust will provide for the review of the 2024-1 Leases for compliance with certain representations and warranties made with respect thereto in certain circumstances under an asset representations review agreement, dated as of the Closing Date (the “Asset Representations Review Agreement”), among the Trust, BMW Financial Services, as Servicer, and Clayton Fixed Income Services LLC, as asset representations reviewer (the “Asset Representations Reviewer”).
This Agreement, the Indenture, the Trust Agreement, the Servicing Agreement, the SUBI Trust Agreement, the SUBI Certificate Transfer Agreement, the Trust Administration Agreement, the Trust SUBI Certificate Transfer Agreement, the Asset Representations Review Agreement, the Depository Agreement, a backup security agreement, dated as of the Closing Date (the “Backup Security Agreement”), among BMW Financial Services, the Vehicle Trust, the UTI Beneficiary, the Depositor, the Trust and the Indenture Trustee, and a control agreement, dated as of the Closing Date (the “Control Agreement”), among the Trust, U.S. Bank Trust Company, National Association, as Indenture Trustee and secured party, and U.S. Bank National Association, as securities intermediary, are referred to herein collectively as the “Transaction Documents”.  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Indenture, as the case may be.
At or prior to the time when sales (including any contracts of sale) of the Notes were first made to investors by the Underwriters, which shall be deemed to be 4:38 p.m. on February 6, 2024 (the “Time of Sale”), the Depositor had prepared the following information (together, as a whole, the “Time of Sale Information”): (i) the preliminary prospectus dated February 1, 2024 (together, along with any information referred to under the captions “Static Pools” and “Appendix A – Static Pool Information” therein, the “Preliminary Prospectus”) and (ii) the Ratings Free Writing Prospectus (as defined in Section 7) and each other “free writing prospectus” (as defined pursuant to Rule 405 of the Securities Act of 1933, as amended (the “Act”)) listed on Schedule III hereto (as it may be amended with the approval in writing of the parties hereto).  If, subsequent to the Time of Sale and prior to the Closing Date, it is determined by the parties that such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the investors may terminate their “contracts of sale” (within the meaning of Rule 159 under the Act) (each, a “Contract of Sale”).  If, following any such termination, the Underwriters, with prior written notice to the Depositor and BMW Financial Services, enter into new contracts of sale with investors for the Notes, then “Time of Sale Information” will refer to the documents agreed upon in writing by the Depositor and the Representative that correct such material misstatements or omissions (the “Corrected Time of Sale Information”) and “Time of Sale” will refer to the time and date agreed upon by the Depositor and the Representative.

SECTION 2.      Representations and Warranties.  (a) As a condition of the obligation of the Underwriters to purchase the Notes, each of the Depositor and BMW Financial Services makes the representations and warranties set forth below to each of the Underwriters.  To the extent a representation or warranty specifically relates to the Depositor, the representation or warranty solely with respect to the Depositor is only made by the Depositor and to the extent a representation or warranty specifically relates to BMW Financial Services, the representation or warranty solely with respect to BMW Financial Services is only made by BMW Financial Services.  To the extent a representation or warranty specifically relates to the UTI Beneficiary or the Vehicle Trust, BMW Financial Services will also make certain representations and warranties, as described below, with respect to the UTI Beneficiary and the Vehicle Trust.
(i)            A registration statement on Form SF-3 (No. 333-260903), including a prospectus, relating to the Notes (x) has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective and is still effective as of the date hereof under the Act and (y) was declared effective by the Commission within three years prior to the Closing Date.  No stop orders have been issued by the Commission with regard to such registration statement.  The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (the “Rules and Regulations”) a prospectus, dated February 6, 2024 (together with information referred to under the captions “Static Pools” and “Appendix A – Static Pool Information” therein, the “Prospectus”), relating to the Notes and the method of distribution thereof.  Copies of such registration statement, any amendment or supplement thereto, the Time of Sale Information and the Prospectus have been delivered to you.  Such registration statement, including exhibits thereto, is hereinafter referred to as the “Registration Statement”.  The conditions to the use of a registration statement on Form SF-3 under the Act, including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3 have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date.  The conditions to the offering of the Notes under a registration statement on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date.  As of the date that is ninety days after December 31, 2022, the requirements of General Instruction I.A. of Form SF-3 have been met.  The Depositor has paid the registration fee for the Notes in accordance with Rule 456 of the Act.
(ii)            The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of its date, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and the rules and regulations of the Commission thereunder.  The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Information, in each case as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, as of its date and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in the preceding three sentences do not apply to information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus (or any supplement thereto) in reliance upon and in conformity with the information in (A) the fourth paragraph (including the table below such paragraph), relating to selling concessions and reallowances, the second sentence of the seventh paragraph, relating to market making, and the eighth paragraph, relating to overallotment and stabilizing and covering transactions, under the heading “Plan of Distribution” in the Preliminary Prospectus and (B) the third paragraph (including the table below such paragraph), relating to selling concessions and reallowances, the second sentence of the sixth paragraph, relating to market making, and the seventh paragraph, relating to overallotment and stabilizing and covering transactions, under the heading “Plan of Distribution” in the Prospectus (collectively, the “Underwriters’ Information”).
(iii)            Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust and their respective subsidiaries, taken as a whole, except as disclosed to the Representative in writing prior to the date hereof.
(iv)            The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters’ Information.
(v)            The Notes are “asset backed securities” within the meaning of, and satisfy the requirements for use of, Form SF-3 under the Act.
(vi)            The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder and the Act and the Rules and Regulations.
(vii)            The Trust Agreement need not be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  None of the Depositor, the Trust or the Vehicle Trust is required to register under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In determining that registration under the Investment Company Act is not required, the Trust will rely on its failure to meet the definitional requirements of the defined term “investment company” under Section

3(a)(1) of the Investment Company Act, although additional exemptions or exclusions may be applicable.  The Trust is structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(viii)                          The Indenture has been qualified under the Trust Indenture Act.
(ix)            As of the date on which the first bona fide offer of the Notes was made, the Depositor was not and as of the Closing Date, is not, an “ineligible issuer” as defined in Rule 405 under the Act.
(x)            The Depositor has filed or will file the Preliminary Prospectus, each Free Writing Prospectus (as defined in Section 7) listed on Schedule III or approved in writing by the Depositor and any “issuer information” as defined under Rule 433(h) under the Act included in any Free Writing Prospectus permitted by this Agreement that is required to have been filed under the Act and the Rules and Regulations and it has done or will do so within the applicable periods of time required under the Act and the Rules and Regulations.
(xi)            The issuance of the Notes and the sale to the Underwriters of the Notes have been duly authorized by all necessary limited liability company action of the Depositor and, when executed, authenticated and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Indenture, the Notes will be valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(xii)            Each of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust has been duly incorporated or formed and is validly existing as a corporation, limited liability company, limited partnership or statutory trust as the case may be, in good standing under the law of its jurisdiction of formation or incorporation, as the case may be, with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Prospectus and in the Time of Sale Information, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, and has full power and authority to execute and perform its obligations under this Agreement, the Transaction Documents and the Notes.
(xiii)                          The execution and delivery of this Agreement has been duly authorized by all necessary limited liability company action of the Depositor and BMW Financial Services, and this Agreement has been duly executed and delivered by the Depositor and BMW Financial Services and when duly executed and delivered by the other parties hereto will be the valid and binding agreement of the Depositor and BMW Financial Services, enforceable against the Depositor and BMW Financial Services in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(xiv)                          The execution and delivery of the Transaction Documents have been duly authorized by all necessary limited liability company or corporate action, as applicable, of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust and, when duly executed and delivered by the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust and the other parties thereto, will be valid and binding agreements of the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust, as applicable, enforceable against the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and to general principles of equity (whether applied in a proceeding at law or in equity).
(xv)            The execution and delivery by the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust of, and the performance by the Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust of their respective obligations under, this Agreement, the Transaction Documents and the Notes, the issuance of the SUBI Certificate, the issuance and sale of the Notes to the Underwriters by the Depositor pursuant to this Agreement, the compliance by the Depositor and BMW Financial Services with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offering by the Underwriters or (B) conflict with or result in a breach or violation or acceleration of, or constitute a default under, any term or provision of the organizational documents of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is a party or by which any of them or their properties is bound or result in a violation of or contravene the terms of any statute, order or regulation applicable to the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or will result in the creation of any lien upon any material property or assets of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust (other than pursuant to the Transaction Documents).
(xvi)                          None of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust, the

consequence of which violation, breach or default would have (A) a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or (B) a material and adverse effect on its ability to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party.
(xvii)                          Neither the Depositor nor BMW Financial Services nor anyone acting on their behalf has taken any action that would require registration of the Depositor, the Trust or the Vehicle Trust under the Investment Company Act; nor will the Depositor or BMW Financial Services act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.
(xviii)                          The Depositor, BMW Financial Services, the UTI Beneficiary and the Vehicle Trust each possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and none of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on or constitute a material adverse change in, or constitute a development involving a prospective material adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust except as described in or contemplated by the Prospectus.
(xix)                          No legal or governmental proceedings are pending or threatened to which the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is a party or to which the property of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust is subject except for such proceedings that would not, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust or the Depositor’s, BMW Financial Services’, the UTI Beneficiary’s or the Vehicle Trust’s ability to perform its obligations under this Agreement, the Transaction Documents to which it is a party or the Notes.
(xx)            No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Depositor or any of its affiliates is a party or by which the Depositor or any of its affiliates or any of their respective properties is bound.

(xxi)               The Notes, the SUBI Certificate and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Preliminary Prospectus (as modified by any amendment or supplement thereto) and the Prospectus.
(xxii)              As of the Closing Date, each of the Depositor’s, BMW Financial Services’, the UTI Beneficiary’s and the Vehicle Trust’s representations and warranties in the Transaction Documents, will be true and correct and such representations and warranties are incorporated herein by reference.
(xxiii)            Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any of its affiliates or the Underwriters, any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(xxiv)              Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the distribution of the Notes except for this Agreement.
(xxv)            At the time of execution and delivery of the SUBI Supplement on the Closing Date, the Vehicle Trust will own the 2024-1 Leases and marketable title to the 2024-1 Vehicles, together with other rights relating to the 2024-1 Leases and 2024-1 Vehicles, being allocated as SUBI Assets, in each case free and clear of any liens (expect as permitted by the Transaction Documents).
(xxvi)            As of the Closing Date, the Vehicle Trust has not assigned to any person any of its right, title or interest in any of the 2024-1 Leases, related contract rights, 2024-1 Vehicles or other related rights constituting the SUBI Assets, or has obtained the release of each such prior assignment.
(xxvii)           At or prior to the Closing Date, the Vehicle Trustee will have allocated 2024-1 Leases and 2024-1 Vehicles as SUBI Assets that have an Aggregate Securitization Value as of the Cutoff Date equal to at least $1,496,835,259.27 and each of the 2024-1 Leases and 2024-1 Vehicles allocated as a SUBI Asset at the Closing Date will meet the eligibility criteria for selection described in the SUBI Trust Agreement.
(xxviii)         The Trust’s assignment of the Collateral to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no other outstanding liens, security interests or encumbrances (other than those permitted under the Transaction Documents).
(xxix)            The SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the SUBI Trust Agreement, will be validly issued and outstanding and will be entitled to the benefits of the SUBI Trust Agreement.

(xxx)               The Notes, when duly and validly executed, authenticated and delivered in accordance with the Indenture, and delivered and paid for pursuant hereto will be validly issued and outstanding and will constitute legal, valid and binding obligations of the Trust, entitled to the benefits of the Indenture and enforceable in accordance with their terms.
(xxxi)            The Certificates, when duly and validly executed by the Owner Trustee, and authenticated and delivered in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.
(xxxii)           Any taxes, fees and other governmental charges due on or prior to the Closing Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the Transaction Documents and the Notes have been or will have been paid at or prior to the Closing Date.
(xxxiii)       BMW Financial Services has complied, and will comply, with any representations or certifications made to any credit rating agency identified in the Ratings Free Writing Prospectus as issuing a rating to a Class of Notes on issuance or sale of the Notes (the “hired NRSROs” and each, a “hired NRSRO”) in a written representation provided to such hired NRSRO in accordance with Rule 17g-5(a)(3)(iii) of the Exchange Act in connection with the credit ratings on the Notes (each, a “17g-5 Certification”).
(xxxiv)         The Depositor has complied with Rule 193 of the Act in connection with the offering of the Notes.
(xxxv)          Neither the Depositor nor BMW Financial Services or any of its or their affiliates has engaged (and, through and including the Closing Date, will not engage) any third-party due diligence services providers to provide any third party due diligence report contemplated by Rule 15Ga-2 under the Exchange Act (a “Due Diligence Report”), except for KPMG LLP (the “Accounting Firm”), which was engaged to provide procedures involving a comparison of information in the files related to certain 2024-1 Leases to information on a data tape relating to such 2024-1 Leases and to issue an agreed-upon procedures report in connection therewith (the “Accountant’s Due Diligence Report”).
(xxxvi)          The Accountant’s Due Diligence Report is, as among the parties to this Agreement, deemed to have been obtained by the Depositor or BMW Financial Services pursuant to Rule 15Ga-2 under the Exchange Act, and all legal obligations with respect to the Accountant’s Due Diligence Report have been timely complied with.
(xxxvii)            The Depositor has (A) prepared a report on Form ABS-15G (the “Form ABS-15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting all other requirements of Rule 15Ga-2 and any other applicable rules, requirements and regulations of the Commission and the Exchange Act; (B) furnished the Form ABS-15G to the Commission on EDGAR at least five business days prior to the date hereof as required by Rule 15Ga-2; and (C) provided a copy of the Form ABS-15G to the Representative a reasonable period of time prior to the deadline set forth in clause (B) above.
(xxxviii)           No portion of the Form ABS-15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.
(xxxix)           BMW Financial Services has complied, and on the Closing Date will comply, either directly or (to the extent permitted by Regulation RR under the Exchange Act (17 C.F.R. §246.1, et seq.) (“Regulation RR”)) through a “majority-owned affiliate” (as defined in Regulation RR), with all requirements imposed on the “sponsor” of a “securitization transaction” (as each such term is defined in Regulation RR) in accordance with the provisions of Regulation RR in connection with the securitization transaction contemplated by the Transaction Documents.  BMW Financial Services determined the fair value of the “eligible horizontal residual interest” (such interest, the “Retained Interest”) disclosed in the Preliminary Prospectus under the heading “Credit Risk Retention,” and will determine the fair value of such Retained Interest on the Closing Date as required by Rule 4(c)(1)(ii) of Regulation RR.  BMW Financial Services determined the fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.
(b)            The above representations and warranties are repeated on the Closing Date.
(c)            Any certificate signed by any officer of the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust or any of their respective affiliates and delivered to the Representative or to counsel for the Underwriters in connection with the issuance or offering of the Notes shall be deemed a representation and warranty by the Depositor, BMW Financial Services, the UTI Beneficiary, the Vehicle Trust or such affiliate, as the case may be, as to the matters covered thereby, to each Underwriter.
SECTION 3.      Purchase, Sale and Delivery of the Notes.  (a)  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust the respective principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at a purchase price (the “Purchase Price”) equal to “Price $” as specified on Schedule II hereto.  Delivery of and payment for the Notes shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, at 10:00 a.m. (New York City time) on February 14, 2024 (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Depositor, the “Closing Date”).  Delivery of one or more global notes representing the Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Depositor.  The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”).  The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof.

Definitive Notes representing the Notes will be available only under those limited circumstances set forth in the Indenture.
(b)            The Depositor hereby acknowledges that the payment of monies pursuant to Section 3(a) hereof (a “Payment”) by or on behalf of the Underwriters of the aggregate Purchase Price for the Notes does not constitute closing of a purchase and sale of the Notes. Only execution and delivery, by facsimile or otherwise, of a receipt for Notes by the Representative indicates completion of the closing of a purchase of the Notes from the Depositor.  Furthermore, in the event that the Underwriters make a Payment to the Depositor prior to the completion of the closing of a purchase of Notes, the Depositor hereby acknowledges that until the Representative executes and delivers such receipt for the Notes the Depositor will not be entitled to the Payment and shall return the Payment to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand.  In the event that the closing of a purchase of Notes is not completed and the Payment is not returned by the Depositor to the Underwriters on the same day the Payment was received by the Depositor, the Depositor agrees to pay to the Underwriters in respect of each day the Payment is not returned by it, in same-day funds, interest on the amount of such Payment in an amount representing the Underwriters’ cost of financing as reasonably determined by the Representative.
(c)            It is understood that Barclays Capital Inc., individually, may (but shall not be obligated to) make Payment on behalf of any Underwriter or Underwriters for any of the Notes to be purchased by such Underwriter or Underwriters.  No such Payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.
SECTION 4.      Offering by Underwriters.  It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) on the terms set forth in the Prospectus.
SECTION 5.      Covenants of the Depositor and BMW Financial Services.  The Depositor and BMW Financial Services, as applicable, each covenant and agree with the Underwriters as set forth below.  For purposes of this Section 5, the Depositor and BMW Financial Services shall jointly make each of the covenants set forth below in clauses (a), (b), (c), (e), (g), (h), (i), (j), (k), (l) and (n) and the entity specified in the covenant below shall make the covenants set forth in all of the other clauses below.
(a)            The Depositor will furnish to the Underwriters and counsel to the Underwriters, without charge, as many electronic copies of the Time of Sale Information, the Prospectus, the Registration Statement and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request.
(b)            The Depositor will file the Prospectus, properly completed, with the Commission pursuant to and in accordance with Rule 424(b) no later than the second business day following the date it is first used.  The Depositor will file the Transaction Documents (other than the Depository Agreement) with the Commission no later than the date the Prospectus is required to be filed under Rule 424 of the Act.  The Depositor will file with the Commission each Free Writing Prospectus listed on Schedule III or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Free Writing Prospectus permitted by this Agreement that the Depositor is required to file under the Act and the Rules and Regulations, and in each case will do so within the applicable period of time required under the Act and the Rules and Regulations.  The Depositor and BMW Financial Services will advise the Representative promptly of any such filings.
(c)            During the time that the Underwriters are required to deliver a prospectus to investors, the Depositor and BMW Financial Services will advise the Representative promptly of any proposal to amend or supplement the Registration Statement, the Prospectus or the Time of Sale Information and will not effect or file any such amendment or supplement without the consent of the Representative, which consent shall not be unreasonably withheld.  The Depositor and BMW Financial Services will advise the Representative promptly of the effectiveness of any amendment or supplement of the Registration Statement, the Prospectus or the Time of Sale Information and of the institution by the Commission of any order or action suspending the right to use the Registration Statement, the Prospectus or the Time of Sale Information.  Each of the Depositor and BMW Financial Services will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.  The Depositor and BMW Financial Services will comply with the Act, the Exchange Act, the Trust Indenture Act and the rules and regulations contemplated thereunder so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus.  The Depositor will file with the Commission all documents required to be filed pursuant to the Exchange Act within the time periods specified in the Exchange Act or the rules and regulations promulgated thereunder and all documents and certifications required for the use of a registration statement on Form SF-3 within the time periods required by Form SF-3, the Act or the Rules and Regulations.
(d)            The Depositor will arrange for the qualification of the Notes for offering and sale in each jurisdiction as the Representative shall designate including, but not limited to, pursuant to applicable state securities Blue Sky laws of certain states of the United States of America or other U.S. jurisdictions so designated, and the Depositor shall maintain such qualifications in effect for so long as may be necessary in order to complete the placement of the Notes; provided, however, that the Depositor shall not be obligated to file any general consent to service of process or to qualify as a foreign limited liability company or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Depositor will promptly advise the Representative of the receipt by the Depositor of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(e)            If, at any time when a prospectus relating to the Notes is required to be delivered by an Underwriter or dealer either (i) any event occurs as a result of which the Prospectus or the Time of Sale Information as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Prospectus or the Time of Sale Information to comply with the Act, the Depositor and BMW Financial Services promptly will notify the Representative of such event or reason and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission.  Neither the Underwriters’ consent to, nor the Underwriters’ distribution of, any amendment or supplement to the Prospectus shall constitute a waiver of any of the conditions set forth in Section 8 hereof.
(f)            The Depositor will cooperate with the Representative and use its best efforts to permit the Notes to be eligible for clearance and settlement through DTC.
(g)            BMW Financial Services and the Depositor shall (i) furnish or make available to the Underwriters or their counsel such additional documents and information regarding BMW Financial Services, the Depositor and their respective affairs as the Underwriters may from time to time reasonably request prior to the Closing Date, including any and all documentation reasonably requested in connection with their due diligence efforts regarding information in the Prospectus and in order to evidence the accuracy or completeness of any of the conditions contained in this Agreement and (ii) provide the Underwriters or their advisors, or both, prior to acceptance of their respective subscriptions, the opportunity to ask questions of, and receive answers with respect to such matters.
(h)            Until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Depositor shall deliver to each of the Underwriters, through the Representative, the annual statement of compliance, the annual assessment of compliance and any annual accountants’ attestation furnished to the Indenture Trustee, the Owner Trustee or the Administrator, as applicable, pursuant to the SUBI Servicing Supplement, as soon as such statements and reports are furnished to the Indenture Trustee, the Owner Trustee or the Administrator, as applicable, and solely to the extent such documents are required to be delivered to such persons pursuant to the Servicing Agreement or Indenture.
(i)            So long as any of the Notes are outstanding, the Depositor shall deliver to each of the Underwriters, through the Representative: (i) all documents distributed to Noteholders and (ii) from time to time, any other information concerning BMW Financial Services, the Depositor, the UTI Beneficiary, the Vehicle Trust or the Trust as the Underwriters may reasonably request only insofar as such information reasonably relates to the Prospectus or the transactions contemplated by the Transaction Documents.
(j)            To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor or BMW Financial Services, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.
(k)            As soon as practicable, but no later than 16 months after the date hereof, the Depositor and BMW Financial Services will cause the Trust to make generally available to the Noteholders an earnings statement covering a period of at least 12 consecutive months beginning after the later of (i) the effective date of the Registration Statement relating to the Notes and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and, in each case, satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).

(l)            From the date hereof until thirty days after the Closing Date, none of the Depositor, BMW Financial Services or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities backed by vehicle leases similar to the Notes.
(m)            On or before the Closing Date, BMW Financial Services shall cause its computer records relating to the Trust Assets to be marked to show the allocation of the 2024-1 Leases and 2024-1 Vehicles to the 2024-1 SUBI and the Trust’s ownership of the 2024-1 SUBI, and from and after the Closing Date neither the Depositor nor BMW Financial Services shall take any action inconsistent with the Trust’s ownership of the 2024-1 SUBI and the beneficial interest in the 2024-1 Leases and 2024-1 Vehicles other than as permitted by the Transaction Documents.
(n)            BMW Financial Services will comply with the representations or certifications made in any 17g-5 Certification delivered to a hired NRSRO.
SECTION 6.      Payment of Expenses.  The Depositor shall pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including: (a) the preparation, printing and distribution of the Time of Sale Information, all computational materials, if any, and the Prospectus and each amendment or supplement thereto and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of BMW Financial Services’, the Depositor’s and the UTI Beneficiary’s counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with Section 5(d) hereof including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey (including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, (i) the fees and disbursements of the Owner Trustee and its counsel, if any, (j) the fees and disbursements of the Asset Representations Reviewer and its counsel, if any, (k) the amounts set forth in Section 7(i), (l) the fees and disbursements of the Vehicle Trustee and its counsel, if any, and (m) the fees and expenses of Richards, Layton & Finger, P.A.  For the avoidance of doubt, the Underwriters shall pay the fees, expenses and disbursements of their counsel.
SECTION 7.      Time of Sale Information and Free Writing Prospectus.
(a)            The following terms have the specified meanings for purposes of this Agreement:
a.
“Free Writing Prospectus” means and includes any information relating to the Notes disseminated by the Depositor or any Underwriter that constitutes a “free writing prospectus” within the meaning of Rule 405 under the Act;

b.	“Prepricing Information” means information relating to the price, pricing speed, benchmark and status of the Notes and the offering thereof;
c.
“Issuer Information” means (1) the information contained in any Permitted Underwriter Communication (as defined below) to the extent such information is also included in the Preliminary Prospectus (other than Underwriters’ Information), (2) information in the Preliminary Prospectus, other than any Prepricing Information, that is used to calculate or create any Derived Information and (3) any computer tape in respect of the Notes or the related leases furnished by the Depositor to any Underwriter (the “Computer Tape”);

d.
“Derived Information” means such written information regarding the Notes as is disseminated by any Underwriter to a potential investor, which information is not any of (A) Issuer Information, (B) Prepricing Information or (C) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Notes that is disseminated by any Underwriter to a potential investor);

e.
“Ratings Free Writing Prospectus” means the free writing prospectus dated February 1, 2024 relating to the credit ratings expected to be received on the Notes from the hired NRSROs.  For the avoidance of doubt, the Ratings Free Writing Prospectus shall constitute a Free Writing Prospectus for purposes of this Agreement.

(b)            Neither the Depositor nor BMW Financial Services will disseminate to any potential investor any information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.
(c)            Unless otherwise agreed to in writing by each party hereto, none of the Depositor, BMW Financial Services nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rules 167 or 426 under the Act, nor shall the Depositor, BMW Financial Services or any Underwriter disseminate any Permitted Underwriter Communication “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning of Rule 433(d) under the Act.
(d)            Each Underwriter, the Depositor and BMW Financial Services represent that each Free Writing Prospectus distributed by it shall bear the following legend, or a substantially similar legend that complies with Rule 433(c)(2)(i) under the Act:
BMW Auto Leasing LLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.

Before you invest, you should read the prospectus in that registration statement and other documents BMW Auto Leasing LLC has filed with the SEC for more complete information about BMW Auto Leasing LLC and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, BMW Auto Leasing LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847.
(e)            In the event that the Depositor or BMW Financial Services becomes aware that, as of the Time of Sale, any Time of Sale Information contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in light of the circumstances under which they were made, not misleading (the “Defective Time of Sale Information”), such entity shall promptly notify the Underwriters of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters, at the expense of the Underwriters if such untrue statement or omission relates solely to Underwriters’ Information, and otherwise at the expense of the Depositor, Corrected Time of Sale Information.
(f)            Each Underwriter, severally and not jointly, represents, warrants, covenants and agrees with the Depositor that:
a.
Other than the Time of Sale Information and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than, and the Underwriter conveying such information represents that such written communication contains no more than, the following: (1) the information in any other Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor, (2) information relating to the class, size, rating, CUSIPs, coupon, yield, spread, closing date, legal maturity, weighted average life, expected final payment date, trade date and payment window of one or more classes of Notes, (3) the servicer clean-up call, (4) the eligibility of the Notes to be purchased by ERISA plans, (5) Prepricing Information, (6) a column or other entry showing the status of the subscriptions for the Notes (both for the issuance as a whole and for each Underwriter’s retention) and/or expected pricing parameters of the Notes and (7) Intex .cdi files (each such written communication, a “Permitted Underwriter Communication”); and (ii) each Underwriter will be permitted to provide confirmations of sale; provided, however, that no Underwriter has or may distribute any information described in subclauses (1) through (7) above that would be

“issuer information” as defined in Rule 433 under the Act other than (A) information that has already been filed with the Commission, (B) preliminary terms of the Notes not required to be filed with the Commission and (C) information relating to the final terms of the Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act.
b.
In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses it has used but which are not required to be filed for the required period.

c.
Prior to entering into any Contract of Sale with a prospective investor, the applicable Underwriter shall convey the Time of Sale Information to the prospective investor.  The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

d.
If Defective Time of Sale Information has been corrected with Corrected Time of Sale Information delivered to such Underwriter subsequent to the original Time of Sale and prior to the Closing Date, such Underwriter shall (A) deliver the Corrected Time of Sale Information to each investor with whom it entered into a Contract of Sale and that received the Defective Time of Sale Information from such Underwriter and (B) provide each such investor with a meaningful ability to elect to terminate or not to terminate the Contract of Sale with the Underwriter and provide to each such investor adequate disclosure of its rights under the existing Contract of Sale at the time such termination is sought and (C) if any such prior Contract of Sale is terminated, provide the related investor with the opportunity to elect to enter into or not enter into a new Contract of Sale to purchase the Notes on the terms described in the Corrected Time of Sale Information.

e.
It has not delivered, and will not deliver, to any nationally recognized statistical rating organization (a “NRSRO”) any Rating Information and has not participated, and will not participate, in any oral communication of Rating Information without the participation of a representative of BMW Financial Services.  For purposes of this paragraph, “Rating Information” means any information provided to a NRSRO in connection with the issuance or monitoring of a credit rating on the Notes.

(g)            Each Underwriter shall deliver to the Depositor, not less than one business day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Notes required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) under the Act.
(h)            The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 7(g) not later than two days after the later of the date such final terms have been established for all classes of the Notes and the date of first use of such information pursuant to Rule 433(d)(5)(ii) under the Act; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 7(g).
(i)            In the event that any Underwriter shall incur any costs or suffer any losses or damages in connection with the reformation of the Contract of Sale with any investor that received Defective Time of Sale Information, the Depositor and BMW Financial Services jointly and severally agree to reimburse such Underwriter for such costs, losses or damages; provided, that such reimbursement obligations of the Depositor and BMW Financial Services shall not apply to any such reformation to the extent resulting from an untrue statement or omission in the Defective Time of Sale Information contained in or omitted from the Defective Time of Sale Information in reliance upon and in conformity with the Underwriters’ Information.
SECTION 8.      Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers of the Depositor and BMW Financial Services made pursuant hereto when made, to the performance by the Depositor and BMW Financial Services of their obligations hereunder, and to the following additional conditions precedent:
(a)            On the Closing Date, each of the Transaction Documents, the SUBI Certificate, the Notes and the Certificates shall have been duly authorized, executed and delivered by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Owner Trustee and the Indenture Trustee shall have received a fully executed copy thereof or, with respect to the Notes and Certificates, a conformed copy thereof.  The Transaction Documents, the SUBI Certificate, the Notes and the Certificates shall be substantially in the forms heretofore provided to the Representative.
(b)            Both at or before the date hereof, and on or before the Closing Date, the Representative shall have received three letters, one relating to the 2024-1 Leases dated as of a date at least five business days prior to the date hereof, one relating to the Preliminary Prospectus, dated on or about the date of the Preliminary Prospectus and covering procedures performed as of the date of the Preliminary Prospectus, and one relating to the Prospectus, dated on or about the date of the Prospectus and covering procedures performed as of the date of the Prospectus, in each case, delivered by KPMG LLP, independent certified public accountants, addressed to the Underwriters, substantially in the form of the drafts to which the Representative has agreed previously and otherwise substantially in form and substance reasonably satisfactory to the Representative and counsel to the Underwriters; provided, that the Underwriters shall have received the Accountant’s Due Diligence Report at or prior to the deadline set forth in Section 2(a)(xxxvii)(B).
(c)            The Preliminary Prospectus, the Prospectus, each Free Writing Prospectus listed on Schedule III hereto or approved in writing by the Depositor and any “issuer information” (as defined above) included in any Permitted Underwriter Communication required to be filed with the Commission shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(h) hereof; on or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or BMW Financial Services, shall be contemplated by the Commission.
(d)            On the Closing Date, the Representative shall have received the favorable opinion or opinions of in-house counsel to the Depositor and BMW Financial Services addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters.
(e)            The Representative shall have received an opinion or opinions of Morgan, Lewis & Bockius LLP, counsel to the Depositor, BMW Financial Services and the Trust, addressed to the Underwriters, dated the Closing Date and addressing corporate, enforceability and securities matters satisfactory in form and substance to the Representative and counsel to the Underwriters.
(f)            The Representative shall have received an opinion or opinions of Morgan, Lewis & Bockius LLP, counsel to the Depositor, BMW Financial Services and the Trust, addressed to the Underwriters, dated the Closing Date and addressing the following issues (i) none of the Depositor, the Trust or the Vehicle Trust is required to register under the Investment Company Act and (ii) the Trust is structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(g)            The Representative shall have received a negative assurance letter from Morgan, Lewis & Bockius LLP, counsel to the Depositor, BMW Financial Services and the Trust, addressed to the Underwriters, dated the Closing Date satisfactory in form and substance to the Representative and counsel to the Underwriters.
(h)            On the Closing Date, the Representative shall have received the favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Depositor and BMW Financial Services, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters.
(i)            On the Closing Date, the Representative shall have received the favorable opinion of Barnes & Thornburg LLP, special Indiana counsel to the UTI Beneficiary, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters.
(j)            Morgan, Lewis & Bockius LLP, in its capacity as federal tax and ERISA counsel to the Depositor, the Vehicle Trust and the Trust, shall have delivered an opinion addressed to the Underwriters, dated the Closing Date satisfactory in form and substance to the Representative and counsel to the Underwriters.
(k)            On the Closing Date, the Representative shall have received the favorable opinion or opinions of Morgan, Lewis & Bockius LLP, special counsel to the Depositor and BMW Financial Services, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative and counsel to the Underwriters, with respect to (i) certain true sale and nonconsolidation bankruptcy matters and (ii) certain security interest matters.
(l)            The Representative shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters.
(m)            On the Closing Date, the Representative shall have received the favorable opinion of Richards, Layton and Finger, P.A., counsel to the Vehicle Trustee, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters.
(n)            The Representative shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters.
(o)            The Representative shall have received an opinion or opinions of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Vehicle Trust, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters.
(p)            On the Closing Date, the Representative shall have received the favorable opinion of general counsel to the Asset Representations Reviewer, addressed to the Underwriters, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters.
(q)            Sidley Austin LLP, counsel to the Underwriters, shall have furnished to the Representative such opinions or negative assurance letters addressed to the Underwriters and dated the Closing Date, with respect to certain securities law issues and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable such opinions or negative assurance letters to be based upon such matters.
(r)            The Representative shall have received copies of each opinion of counsel delivered to any rating agency, together with a letter addressed to the Representative (but only to the extent that the Representative is not an addressee of such opinion), dated the Closing Date, to the effect that the Underwriters may rely on each such opinion to the same extent as though such opinion was addressed to each as of its date.
(s)            Each of the Depositor, BMW Financial Services and the UTI Beneficiary shall have furnished to the Representative a certificate of each of the Depositor, BMW Financial

Services and the UTI Beneficiary, as applicable, signed by its Chairman of the Board, President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer, the principal accounting officer or any of the foregoing officers of its general partner, as applicable, dated the Closing Date, to the effect that the signer of such certificate has reviewed the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that to the best of his or her knowledge after reasonable investigation, (i) since the date of the Prospectus (exclusive of any supplement thereto), there has been no event that has had a material adverse effect on the Depositor, BMW Financial Services or the UTI Beneficiary, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (ii) the representations and warranties of the Depositor, BMW Financial Services and the UTI Beneficiary, as the case may be, in this Agreement and the Transaction Documents to which it is a party, are true and correct, (iii) the Depositor, BMW Financial Services and the UTI Beneficiary, as the case may be, has complied with the agreements and satisfied the conditions on its part to be performed or satisfied at or prior to the Closing Date and (iv) (in the case of the Depositor and BMW Financial Services only) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.
(t)            Each Class of Notes shall have been rated the rating specified in the Ratings Free Writing Prospectus by the hired NRSROs specified in the Ratings Free Writing Prospectus.
(u)            The Representative shall have received, from each of BMW Financial Services, the UTI Beneficiary and the Depositor, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) certificate of formation, (ii) limited liability company agreement or limited partnership agreement, as applicable, (iii) applicable resolutions authorizing the transactions contemplated hereby and in the Transaction Documents and (iv) designation of incumbency of each such entity.
(v)            All requirements of Rules 15Ga-2 and 17g-10 under the Exchange Act have been and will be timely complied with.
(w)            The Depositor shall provide or cause to be provided to the Representative conformed copies of such opinions, certificates, letters and documents as the Representative or counsel to the Underwriters may reasonably request.
SECTION 9.      Termination.  This Agreement shall be subject to termination in the sole discretion of the Representative by notice to the Depositor given on or prior to the Closing Date in the event that the Depositor shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date, (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Commission or the New York Stock Exchange; (b) trading of any securities of the Depositor or any affiliate of the Depositor shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either federal, New Jersey State authorities or New York State authorities; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other calamity or crisis or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representative, makes it impractical or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Prospectus, as amended as of the date hereof; (e) any change, or any development involving a prospective change, in or affecting the 2024-1 Leases or 2024-1 Vehicles or particularly the business or properties of the Trust, the Depositor, BMW Financial Services, the UTI Beneficiary or the Vehicle Trust shall have occurred which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to market the Notes; or (f) any downgrading in the rating of any debt securities of the Depositor or any of its Affiliates, including but not limited to outstanding asset-backed securities issued by securitization trusts, if any, by any “nationally recognized statistical rating organization” (as defined under Section 15E of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) shall have occurred. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except for the liability of the Depositor in relation to expenses as provided in Section 6 hereof, the indemnity provided in Section 10 hereof and any liability arising before or in relation to such termination.
SECTION 10.      Indemnification and Contribution.
(a)            The Depositor and BMW Financial Services, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and/or liabilities, joint or several, to which such Underwriter or other indemnified person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)                    any untrue statement or alleged untrue statement made by the Depositor or BMW Financial Services in Section 2 hereof,
(ii)            any untrue statement or alleged untrue statement of any material fact contained or incorporated in the Registration Statement, the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus or any amendment or supplement thereto,
(iii)            the omission or alleged omission to state in the Registration Statement, the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

(iv)               any untrue statement or alleged untrue statement of a material fact contained in a Permitted Underwriter Communication or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that this subsection (iv) shall only apply to untrue statements, alleged untrue statements, omissions and alleged omissions that result from or are based upon errors or omissions in the Issuer Information,
(v)                the breach of any representation or warranty made by BMW Financial Services in a 17g-5 Certification, or
(vi)            any untrue statement or alleged untrue statement of any material fact contained in the Form ABS-15G, or the omission or alleged omission to state in the Form ABS-15G a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
and will reimburse, as incurred, each such indemnified party for any legal or other costs or expenses reasonably incurred by it in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Depositor and BMW Financial Services will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the Underwriters’ Information; provided, further, that the Depositor and BMW Financial Services shall not be liable to any Underwriter or any of the directors, officers, employees and agents of an Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act with respect to any loss, claim, damage or liability that results from the fact that the Underwriter sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, if delivery thereof was required, a copy of the Prospectus or of the Prospectus as then amended or supplemented, whichever is most recent, if the Depositor has previously furnished copies thereof to such Underwriter.  The indemnity provided for in this Section 10 shall be in addition to any liability which the Depositor and BMW Financial Services may otherwise have.  The Depositor and BMW Financial Services will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Representative or other indemnified person is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of all of the Underwriters and such other indemnified person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any Underwriter or other indemnified person.
(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the Depositor and BMW Financial Services, each of its directors and officers and each person, if any, who controls the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any losses, claims, damages and/or liabilities to which the Depositor, BMW Financial Services or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto), the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus (or any amendment or supplement thereto) or (ii) the omission or the alleged omission to state in the Registration Statement (or any amendment thereto), the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus (or any amendment or supplement thereto) a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (x) such Underwriter’s Underwriters’ Information or (y) any Derived Information of such Underwriter that does not result from or was not based upon an error or omission in (A) the Registration Statement, the Time of Sale Information (including any Corrected Time of Sale Information) or the Prospectus (unless such error or omission is in the Underwriters’ Information) or (B) the Computer Tape and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Depositor, BMW Financial Services or any such director, officer or controlling person in connection with investigating, preparing, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or any action in respect thereof. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(c)            In case any proceeding (including any governmental investigation) shall be instituted or claim made involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 10, such person (for purposes of this paragraph (c), the “indemnified party”) shall, promptly after receipt by such party of notice of the commencement of such action or claim, notify the person against whom such indemnity may be sought (for purposes of this paragraph (c), the “indemnifying party”), but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (i) under paragraph (a) or (b) of this Section 10 unless and to the extent it did not otherwise learn of such action or claim and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or (ii) otherwise than under this Section 10.  In case any such action or claim is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel to such indemnifying party if otherwise reasonably acceptable to the indemnified party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel in each applicable local jurisdiction) in any one action or separate but substantially similar actions arising out of the same general allegations or circumstances, designated in writing by the Representative in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred.
(d)            In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Depositor and BMW Financial Services on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received by the Depositor bear to the total discounts and commissions received by the Underwriters (the “Spread”), in each case as set forth in the Prospectus.  The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or BMW Financial Services on the one hand or the Underwriters on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.  The Depositor, BMW Financial Services and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d).  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability referred to above in this Section 10 shall be deemed to include, subject to the limitations on the fees and expenses of separate counsel set forth above in this Section 10, for purposes of this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim or any action in respect thereof.  Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed an amount equal to the excess of the Spread received by it in the initial offering of such Notes over the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute hereunder are several in proportion to their respective principal amount of the Notes they have purchased hereunder, and not joint.  For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each director of the Depositor and BMW Financial Services, each officer of the Depositor and BMW Financial Services and each person, if any, who controls the Depositor and BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Depositor and BMW Financial Services.
SECTION 11.      Additional Representations and Warranties by each Underwriter.
(a)            Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the Prospectus to any EU retail investor in the European Economic Area (the “EEA”).
For purposes of this Section 11(a), (i) the expression “EU retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (B) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as amended; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(b)            Each Underwriter, severally and not jointly, represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK retail investor in the United Kingdom (the “UK”).
For purposes of this Section 11(b), (i) the expression “UK retail investor” means a person who is one (or more) of the following: (a) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”), and as amended; or (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations, as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA and as amended; or (c) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of the domestic law of the UK by virtue of the EUWA, and as amended; and (ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.
(c)            Each Underwriter severally and not jointly represents that (i) to the extent that it is carrying on business in the UK, it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Trust.
(d)            Each Underwriter severally and not jointly represents that it (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor and (ii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.
(e)            Each Underwriter severally and not jointly represents that it has not obtained any Due Diligence Report from any third party due diligence service provider in connection with the offering of the Notes except for the Accountant’s Due Diligence Report.
SECTION 12.      Defaults by an Underwriter.  If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this

Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter.  In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Depositor, BMW Financial Services, their respective affiliates and any non-defaulting Underwriter(s) for damages occasioned by its default hereunder.
SECTION 13.      Survival of Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes.  The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 10, 15, 18 and 21 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.  If for any reason the purchase of the Notes by the Underwriters is not consummated, each of the Depositor and BMW Financial Services shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 hereof.  If for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor and BMW Financial Services will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.
SECTION 14.      Notices.  In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by facsimile or telephone (subject in the case of a communication by telephone to confirmation by facsimile) addressed to:
in the case of the Depositor:
BMW Auto Leasing LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
Facsimile:  (201) 307-4409
Attention:  Legal Department

in the case of BMW Financial Services:
BMW Financial Services NA, LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677
Facsimile:  (201) 307-4409
Attention:  Legal Department

in the case of the Representative:
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
E-mail:  jonathan.wu@barclays.com
Attention:  Jonathan Wu

Any such notice shall take effect, in the case of delivery, at the time of delivery and, in the case of facsimile, at the time of dispatch.
SECTION 15.      Successors.  This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Depositor, BMW Financial Services and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnities of the Depositor and BMW Financial Services contained in Section 10 hereof shall also be for the benefit of any officers, directors, employees or agents of any Underwriter, any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 10 hereof shall also be for the benefit of the directors of the Depositor and BMW Financial Services, the officers of the Depositor and BMW Financial Services and any person or persons who control the Depositor or BMW Financial Services within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from any Underwriter shall be deemed a successor because of such purchase.
SECTION 16.      Miscellaneous.
(a)            Time shall be of the essence of this Agreement.
(b)            The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning or interpretation of this Agreement.
(c)            For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange is open for trading, and (b) “subsidiary” has the meaning set forth in Rule 405 under the Act.

(d)            This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
SECTION 17.      Severability.  It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 18.      Governing Law.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).
SECTION 19.      Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally:
(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(b)            consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 14 or, if not therein, in the Indenture; and
(d)            agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
SECTION 20.      Waiver Of Jury Trial.  EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.
SECTION 21.      Absence of Fiduciary Relationship.  The Depositor and BMW Financial Services acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Depositor and BMW Financial Services with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor, BMW Financial Services or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Depositor, BMW Financial Services or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Depositor and BMW Financial Services shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Depositor or BMW Financial Services or any other person with respect thereto.  Any review by the Underwriters of the Depositor, BMW Financial Services, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor or BMW Financial Services.
SECTION 22.      Recognition of the U.S. Special Resolution Regimes.
(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Depositor and BMW Financial Services.

Very truly yours,

BMW AUTO LEASING LLC

By:	/s/ Ole Jensen
	Name:	Ole Jensen
	Title:	Chief Executive Officer &
Vice President – Finance

By:	/s/ Helena von Gladiss
	Name:	Helena von Gladiss
	Title:	Treasurer

BMW FINANCIAL SERVICES NA, LLC

By:	/s/ Ole Jensen
	Name:	Ole Jensen
	Title:	Chief Financial Officer &
Vice President – Finance

By:	/s/ Helena von Gladiss
	Name:	Helena von Gladiss
	Title:	Treasurer

Signature Page to BMW Lease Trust 2024-1 Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
BARCLAYS CAPITAL INC.,
on behalf of itself and as Representative of
the several Underwriters

By:  /s/ Linda Zhou
     Name:  Linda Zhou
     Title:    Director

Signature Page to BMW Lease Trust 2024-1 Underwriting Agreement

SCHEDULE I
Underwriter	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
Barclays Capital Inc.	$97,500,000	$145,000,000	$98,750,000	$243,750,000	$65,000,000
Citigroup Global Markets Inc.	$43,875,000	$65,250,000	$44,438,000	$109,687,000	$29,250,000
Mizuho Securities USA LLC	$43,875,000	$65,250,000	$44,438,000	$109,687,000	$29,250,000
BNP Paribas Securities Corp.	$4,875,000	$7,250,000	$4,937,000	$12,188,000	$3,250,000
Credit Agricole Securities (USA) Inc.	$4,875,000	$7,250,000	$4,937,000	$12,188,000	$3,250,000
Total	$195,000,000	$290,000,000	$197,500,000	$487,500,000	$130,000,000

SCHEDULE II
Security	Principal Balance $	Investor Price %	Investor Price $	Price %	Price $	Rate %
Class A-1 Notes	$195,000,000	100.00000%	$195,000,000.00	99.96500%	$194,931,750.00	5.508%
Class A-2a Notes	$290,000,000	99.99795%	$289,994,055.00	99.84195%	$289,541,655.00	5.10%
Class A-2b Notes	$197,500,000	100.00000%	$197,500,000.00	99.84400%	$197,191,900.00	Benchmark + 0.40%
Class A-3 Notes	$487,500,000	99.99752%	$487,487,910.00	99.78752%	$486,464,160.00	4.98%
Class A-4 Notes	$130,000,000	99.99108%	$129,988,404.00	99.74108%	$129,663,404.00	5.00%
Total Price to Public:	$1,299,970,369.00
Total Price to Depositor:	$1,297,792,869.00
Underwriting Discounts and Commissions:	$2,177,500.00

SCHEDULE III
Free Writing Prospectuses
The Ratings Free Writing Prospectus (as defined in the Agreement)